UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 19, 2007
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California		92656

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Item 4. CONTROLS AND PROCEDURES
SIGNATURES

Explanatory note:
     On November 21, 2007, Avanir Pharmaceuticals filed a Current Report on Form 8-K announcing the need to restate financial statements from certain prior periods. This amended Current Report on Form 8-K/A supplements the disclosure contained in the original filing and provides additional information regarding the nature of the circumstances that gave rise to the restatement. There is no change in the amount or nature of the restatement as previously reported.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On November 19, 2007, the Audit Committee of the Board of Directors of AVANIR Pharmaceuticals (the “Company”), after discussions with the Company’s independent registered public accounting firm, KMJ Corbin & Company LLP, determined that it was necessary to restate the Company’s consolidated financial statements for the fiscal quarters ended March 31, 2007 and June 30, 2007 in order to correct the amount of share-based compensation expense recorded by the Company for those periods. Accordingly, the Company’s consolidated financial statements previously filed for those periods should no longer be relied upon. This restatement will not result in a change in the Company’s previously reported revenues, cash flows from operations or total cash and cash equivalents shown in its consolidated financial statements for the fiscal quarters ended March 31, 2007 and June 30, 2007. An explanation of the nature of and reasons for the restatement is provided below.
     The Company uses a software system that is widely used by many public companies for the calculation of share-based compensation expense under FASB Statement No. 123 (revised 2004) (“FAS 123R”). The Company installed a newly released version of this software in October 2007, after which the Company discovered a material difference in the application of weighted average forfeiture rates to the calculation of share-based compensation expense between the previous version and the new version. Weighted average forfeiture rates, as applied by this software system prior to October 2007, applied a forfeiture rate to each vesting tranche of an award to estimate the number of shares that will vest over the term of the award. The estimated number of underlying shares expected to vest for all tranches is divided by the total shares granted. This is the expected vesting rate. The cumulative expected forfeiture amount is equal to 100% minus the expected vesting rate. This amount is referred to as the “weighted average forfeiture rate”.
     The old version consistently applied the weighted average forfeiture rate throughout the vesting period and computed a true-up of unrecognized share-based compensation expense once the award had fully vested. The true-up was necessary because the old method did not properly attribute the cost over the vesting period. Because of the use of this method, the old version failed to properly account for the full amount of share-based compensation expense of the vested awards during the interim periods prior to the award reaching its final vested date.
     Under the new version of this software (installed in October 2007) estimated forfeiture rates are applied only for those tranches that are not fully vested. As each tranche vests, the new version properly recognizes 100% of share-based compensation expense over the attribution period related to these fully vested tranches.
     Following extensive analysis performed by the Company and its consultants, the Company determined that share-based compensation expense under the old version was understated by $2.4 million from October 1, 2005 (the adoption date of FAS 123R) through June 30, 2007. The Company identified that $2.2 million of the understatement was attributed to the second fiscal quarter ended March 31, 2007, during which quarter the Company had re-assessed its estimated forfeiture rates and increased the estimated forfeiture rate from an average of 8.5% to 30% due to changes in the employee base related to restructuring activities. These restructuring activities resulted in a significant increase in the number of actual equity award forfeitures.

     As a result of the increase in the estimated forfeiture rate previously used, the Company had recorded a decrease to total share-based compensation expense of $2.6 million in the second fiscal quarter of 2007. Subsequently, the Company’s in-depth analysis of share-based compensation expense determined that this $2.6 million adjustment was overstated principally due to the pre-October 2007 software version issue discussed above combined with a data input error when the forfeiture rate was adjusted to 30% in the second fiscal quarter of 2007. Specifically, during the data input process the Company increased the forfeiture rate by 26% for fiscal 2007; however, the system had already recognized an increase of approximately 20% for fiscal 2007, based on data previously input for fiscal 2006. This data input error resulted in an overstated forfeiture rate adjustment for fiscal 2007. This error will be corrected in the restatement of the Company’s condensed consolidated financial statements for the second fiscal quarter of 2007.
     This restatement will not result in a change in the Company’s previously reported revenues, cash flows from operations or total cash and cash equivalents shown in its consolidated financial statements for the fiscal quarters ended March 31, 2007 and June 30, 2007. Instead, the resulting increase in non-cash share-based compensation expense will result in an increase of $2.4 million in the Company’s net loss for the quarter and six months ended March 31, 2007 and for the nine months ended June 30, 2007.
     Because the increase in non-cash share-based compensation expense increased both the Company’s accumulated deficit and common stock, there was no net effect on the Company’s consolidated balance sheet at March 31, 2007 or June 30, 2007. Additionally, the restatement had no impact on the Company’s consolidated operating results for any periods prior to the fiscal quarter ended March 31, 2007.
     The Company intends to review share-based compensation expense on a quarterly basis, supplemented by external consultants and independent computational reviews, to ensure that total share-based compensation expense is recognized for vested shares. The Company is in the process of evaluating remediation efforts to address the issues affecting the calculation of share-based compensation expense. The Company will perform these measures during the preparation of the 2008 first quarter financial reports. Additional measures may be forthcoming as the Company evaluates the effectiveness of these efforts.
     The Company will include the following disclosure regarding the Company’s re-evaluation of disclosure controls and procedures in the restated consolidated financial statements for the fiscal quarter ended March 31, 2007:
     Item 4. CONTROLS AND PROCEDURES
     Evaluation of Disclosure Controls and Procedures
     In connection with the preparation of our Quarterly Report on Form 10-Q, for the period ended March 31, 2007, originally filed on May 10, 2007, an evaluation was performed under the supervision of our management, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (“Exchange Act”)). Based on that evaluation, our CEO and CFO concluded at that time that our disclosure controls and procedures were effective as of the end of the period covered by that Quarterly Report. Subsequently, the Company determined that it was necessary to restate the Company’s financial statements for the three and six months ended March 31, 2007 and that the condensed consolidated financial statements for those periods should no longer be relied upon.

     These restatements have no impact on the Company’s previously reported revenues, cash flows from operations or total cash and cash equivalents shown in the Company’s condensed consolidated financial statements for the three and six months ended March 31, 2007.
     In connection with the restatement, for the period covered by this report, we carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s CEO and CFO of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15 (e) under the Exchange Act). Based upon that evaluation, our CEO and CFO concluded that our disclosure controls and procedures were not effective as of March 31, 2007 because of a material weakness in internal controls over financial reporting.
     The Company did not have effective internal controls over financial reporting for the calculation of share-based compensation expense. Previous versions of a widely utilized software program used to calculate share-based compensation expense incorrectly applied a weighted average forfeiture rate in the calculation of share-based compensation. Previous versions consistently applied the forfeiture rate throughout the vesting period and allowed for a true-up of share-based compensation expense once the award had vested in full. The true-up was necessary because the old versions did not properly attribute the expense over the vesting period. Because of the use of this method, the old version failed to properly account for the full expense of vested awards during the interim periods prior to the award reaching its final vest date.
     Under the new version of the software, forfeiture rates are applied in the calculation of share-based compensation expense up to the point each individual tranche is fully vested. As each tranche vests, the new version properly recognizes 100% of share-based compensation expense over the attribution period related to these vested tranches.
     In addition, the Company’s evaluation of share-based compensation expense uncovered a data input error when the forfeiture rate was adjusted to 30%. This data input error, combined with the software version issue discussed above, resulted in a material understatement of share-based compensation expense for the three and six months ended as of March 31, 2007.
     The error had no impact on the Company’s previously reported revenues, cash flows from operations or total cash and cash equivalents shown in the Company’s condensed consolidated financial statements as of March 31, 2007 and for the three and six months ended March 31, 2007.
     The Company’s corporate monitoring controls failed to operate at a sufficient level of precision to detect the understatement of share-based compensation expense and the material misstatement of operating expenses and net loss.
Changes in Internal Controls over Financial Reporting
     Except as discussed above, there has been no change in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) during the Company’s fiscal quarter ended March 31, 2007, that has materially affected, or is reasonably likely to materially affect the Company’s internal control over financial reporting.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2007	Avanir Pharmaceuticals
	By:	/s/ Keith Katkin
Keith Katkin President and Chief Executive Officer

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